UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 29, 2010

____________________________

DIAGNOSTIC IMAGING INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

333-1364363	848 N. Rainbow Blvd. #2494 Las Vegas, Nevada 89107	98-0493698
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(877)-331-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On June 29, 2010, Diagnostic Imaging International Corp. (the “Company”) raised CDN$70,000 in gross proceeds in a private placement to accredited investors of convertible promissory notes (the “Notes”) and 233,100 shares of its common stock. The Company plans on using the net proceeds from the private placement for working capital and general corporate purposes.

The Notes, which bear simple interest at the rate of 10% per year, mature on June 1, 2012. Under the terms of the Notes, the Company is obligated to make monthly payments to the holders of the Notes in an amount equal to 3% of the initial principal amount of the Note. The holders of the Notes have the right to convert the Notes into shares of the Company’s common stock at an initial conversion price of CDN$0.15, subject to adjustment for stock dividends, splits, combinations and similar events

The securities issued are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01  Financial Statements and Exhibits

d)  Exhibits

99.1

Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Diagnostic Imaging International Corp.

(Registrant)

Date:  July 7, 2010

By:  /s/ Mitchell Geisler

Mitchell Geisler,

Chief Executive Officer

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